================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                 AMENDMENT NO. 1



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       DATE OF REPORT: NOVEMBER 26, 2002
                       (DATE OF EARLIEST EVENT REPORTED)



                          NEWFIELD EXPLORATION COMPANY
             (Exact Name of Registrant as Specified in Its Charter)



            DELAWARE                  1-12534                72-1133047
  (State or Other Jurisdiction      (Commission           (I.R.S. Employer
       of Incorporation)            File Number)         Identification No.)



                    363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                              HOUSTON, TEXAS 77060
              (Address of Registrant's Principal Executive Offices)



                                 (281) 847-6000
              (Registrant's Telephone Number, Including Area Code)



================================================================================

         On November 26, 2002, Newfield Exploration Company ("Newfield") acquired EEX Corporation ("EEX") pursuant to a stock-for-stock merger (the "Merger") in which Newfield Operating Company, a wholly owned subsidiary of Newfield, merged with and into EEX, with EEX surviving as a wholly owned subsidiary of Newfield. A total of approximately 7.1 million shares of Newfield common stock were issued in connection with the Merger, representing approximately 12.7% of the total number of shares of Newfield common stock (on a fully diluted basis) outstanding following the completion of the Merger.

         On November 27, 2002, Newfield filed a Current Report on Form 8-K (the "Report") providing the foregoing information under Item 2 of such Report and stating under Item 7 of such Report that the required historical financial statements and other financial information with respect to EEX and the required pro forma financial information with respect to the Merger would be filed by an amendment to the Report. The Report is hereby amended to replace Item 7 of the Report with the following:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of the business acquired.

              The following information is hereby incorporated by reference into this report:

              1. EEX's consolidated financial statements as of December 31, 2000 and 2001 and for each of the calendar years in the three year period ending December 31, 2001 and related notes contained in "Item 8. Financial Statements and Supplementary Data" of EEX's Annual Report on Form 10-K for the year ended December 31, 2001, and the report of Ernst & Young LLP, independent auditors, thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about EEX's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein; and

              2. EEX's consolidated financial statements as of September 30, 2001 and 2002 and for each of the three month and nine month periods then ended and related notes contained in "Item 1. Financial Statements" of EEX's Quarterly Report on Form 10-Q for the three months ended September 30, 2002.

(b)  Pro forma financial information.

                     The unaudited pro forma combined condensed financial
              statements as of September 30, 2002 and for the nine months ended September 30, 2002 and the calendar year ended December 31, 2001 that give effect to the Merger and the issuance of the notes described therein begin on page F-1 of this report.

(c)  Exhibits.

              23.1 Consent of Ernst & Young LLP

                                    EXPERTS

         The consolidated financial statements of EEX appearing in EEX's Annual Report (Form 10-K) for the year ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about EEX's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NEWFIELD EXPLORATION COMPANY



Date:  February 10, 2003           By: /s/ TERRY W. RATHERT
                                      ------------------------------------------
                                      Terry W. Rathert
                                      Vice President and Chief Financial Officer
                                      (Authorized Officer and Principal
                                      Financial Officer)

                          NEWFIELD EXPLORATION COMPANY

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

         On November 26, 2002, Newfield Exploration Company ("Newfield") acquired EEX Corporation ("EEX") pursuant to a stock-for-stock merger (the "Merger") in which Newfield Operating Company, a wholly owned subsidiary of Newfield, merged with and into EEX, with EEX surviving as a wholly owned subsidiary of Newfield. A total of approximately 7.1 million shares of Newfield common stock were issued in connection with the Merger. Newfield financed the EEX debt that became due at the closing of the Merger and a portion of the transaction costs associated with the Merger with the issuance in August 2002 of $250 million aggregate principal amount of its 8% Senior Subordinated Notes due 2012 (the "Notes").

         The following summary unaudited pro forma combined condensed financial information combines the historical consolidated balance sheets and income statements of Newfield and EEX and gives effect to the issuance of the Notes and to the Merger using the purchase method of accounting.

         The unaudited pro forma combined condensed financial information is based on the following assumptions and adjustments:

         o the income statement data assume that the issuance of the Notes and the Merger were effected on January 1, 2001;

         o the balance sheet data assume that the issuance of the Notes and the Merger were effected on September 30, 2002;

         o the balance sheet and income statement data reflect Newfield's use of the net proceeds from the issuance of the Notes to repay the EEX debt that became due at the closing of the Merger and to pay a portion of the transaction costs of the Merger; and

         o the historical financial statements of EEX have been adjusted to conform to the accounting policies of Newfield.

         The historical income statement information for the year ended December 31, 2001 is derived from the audited financial statements of EEX and Newfield. The historical income statement information for the nine-month period ended September 30, 2002 and the historical balance sheet information as of September 30, 2002 are derived from the unaudited financial statements of EEX and Newfield. The unaudited pro forma combined condensed financial information should be read together with the historical financial statements and related notes of Newfield and EEX.

         The unaudited pro forma combined condensed financial information is presented for illustrative purposes only. The financial results may have been different if the companies had always been combined or if the transactions had occurred as of the dates indicated above, nor do they purport to indicate the future results that Newfield will experience. Further, the unaudited pro forma combined condensed financial information does not reflect the effect of restructuring charges that will be incurred to fully integrate and operate the combined organization more efficiently or anticipated synergies resulting from the Merger. The restructuring activities to integrate the companies may result in asset rationalization and other activities.

                          NEWFIELD EXPLORATION COMPANY

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                               ---------------------------------------------------
                                                               HISTORICAL  HISTORICAL    PRO FORMA       PRO FORMA
                                                                NEWFIELD      EEX       ADJUSTMENTS      COMBINED
                                                               ----------  ----------   -----------      ---------

Revenues ...................................................   $ 462,260    $ 113,864    $      --       $ 576,124

Operating expenses:
    Lease operating ........................................      73,824       19,747           --          93,571
    Exploration ............................................          --       19,504      (19,504)(A)          --
    Production and other taxes .............................      12,906        8,153           --          21,059
    Transportation .........................................       4,377           --           --           4,377
    Depreciation, depletion and amortization ...............     221,528       35,139      (35,139)(B)     287,453
                                                                                            65,925 (C)
    General and administrative .............................      39,084       13,017           --          52,101
    Gain on sales of property, plant and equipment, net ....          --         (858)         577 (F)        (281)(F)
                                                               ---------    ---------    ---------       ---------
        Total operating expenses ...........................     351,719       94,702       11,859         458,280
                                                               ---------    ---------    ---------       ---------

Income (loss) from continuing operations ...................     110,541       19,162      (11,859)        117,844
                                                               ---------    ---------    ---------       ---------

Other income (expenses):
    Interest and other income (expense) ....................     (17,009)       1,011           --         (15,998)
    Interest expense .......................................     (21,397)     (20,190)       1,308 (G)     (43,263)
                                                                                             4,932 (H)
                                                                                             8,357 (I)
                                                                                           (16,273)(I)
    Dividends on convertible preferred securities
        of Newfield Financial Trust I ......................      (7,008)          --           --          (7,008)
                                                               ---------    ---------    ---------       ---------
        Total other income (expenses) ......................     (45,414)     (19,179)      (1,676)        (66,269)
                                                               ---------    ---------    ---------       ---------

Income (loss) before income taxes, discontinued
    operations, extraordinary items and cumulative
    effect of change in accounting principles ..............      65,127          (17)     (13,535)         51,575
                                                               ---------    ---------    ---------       ---------
Income tax provision (benefit) .............................      23,160          389       (4,737)(J)      18,812
                                                               ---------    ---------    ---------       ---------

Income (loss) before discontinued operations,
    extraordinary items, cumulative effect of change in
    accounting principles and preferred stock dividends ....   $  41,967    $    (406)   $  (8,798)      $  32,763
                                                               =========    =========    =========       =========

Per share data:
    Basic earnings (loss) per share (Y) ....................   $    0.95    $   (0.01)                   $    0.64
                                                               =========    =========                    =========
    Diluted earnings (loss) per share (Y) ..................   $    0.93    $   (0.01)                   $    0.63
                                                               =========    =========                    =========


    Weighted average number of shares outstanding for
        basic earnings (loss) per share ....................      44,337       41,901      (41,901)(K)      51,489
                                                               =========    =========        7,152 (K)   =========
    Weighted average number of shares outstanding for
        diluted earnings (loss) per share ..................      44,910       41,901      (41,901)(K)      52,062
                                                               =========    =========        7,152 (K)   =========


             See accompanying Notes to Unaudited Pro Forma Combined
                        Condensed Financial Statements.

                          NEWFIELD EXPLORATION COMPANY

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                         YEAR ENDED DECEMBER 31, 2001
                                                             ---------------------------------------------------
                                                             HISTORICAL   HISTORICAL   PRO FORMA       PRO FORMA
                                                              NEWFIELD       EEX      ADJUSTMENTS      COMBINED
                                                             ----------   ----------  -----------      ---------
Revenues ................................................... $ 749,405    $ 157,524    $      --       $ 906,929
                                                             ---------    ---------    ---------       ---------

Operating expenses:
    Lease operating ........................................   108,491       28,057           --         136,548
    Exploration ............................................        --       48,116      (48,116)(A)          --
    Production and other taxes .............................    17,523       14,731           --          32,254
    Depreciation, depletion and amortization ...............   282,567       49,294      (49,294)(B)     367,355
                                                                                          84,788 (C)
    Ceiling test write-down ................................   106,011           --           --         106,011
    Impairment of long-lived assets ........................        --      111,030      (28,744)(D)      82,286(D)
    General and administrative .............................    43,955       18,738         (226)(E)      62,467
    Gain on sales of property, plant and equipment, net ....        --      (12,263)      12,263 (F)          --
                                                             ---------    ---------    ---------       ---------
        Total operating expenses ...........................   558,547      257,703      (29,329)        786,921
                                                             ---------    ---------    ---------       ---------

Income (loss) from operations ..............................   190,858     (100,179)      29,329         120,008
                                                             ---------    ---------    ---------       ---------

Other income (expenses):
    Interest and other income (expense) ....................    28,814        1,232           --          30,046
    Interest expense .......................................   (18,968)     (29,736)         627 (G)     (54,217)
                                                                                           6,593 (H)
                                                                                           8,955 (I)
                                                                                         (21,688)(I)
    Dividends on convertible preferred securities
        of Newfield Financial Trust I ......................    (9,344)          --           --          (9,344)
                                                             ---------    ---------    ---------       ---------
        Total other income (expenses) ......................       502      (28,504)      (5,513)        (33,515)
                                                             ---------    ---------    ---------       ---------

Income (loss) before income taxes, discontinued
    operations, extraordinary items and cumulative
    effect of change in accounting principles ..............   191,360     (128,683)      23,816          86,493
                                                             ---------    ---------    ---------       ---------
Income tax provision (benefit) .............................    67,612       20,118      (56,869)(J)      30,861
                                                             ---------    ---------    ---------       ---------

Income (loss) before discontinued operations,
    extraordinary items, cumulative effect of change in
    accounting principles and preferred stock dividends .... $ 123,748    $(148,801)   $  80,685       $  55,632
                                                             =========    =========    =========       =========

Per share data:
    Basic earnings (loss) per share (Y) .................... $    2.80    $   (3.57)                   $    1.08
                                                             =========    =========                    =========
    Diluted earnings (loss) per share (Y) .................. $    2.66    $   (3.57)                   $    1.07
                                                             =========    =========                    =========

    Weighted average number of shares outstanding for
        basic earnings (loss) per share ....................    44,258       41,724      (41,724)(K)      51,410
                                                             =========    =========        7,152 (K)   =========
    Weighted average number of shares outstanding for
        diluted earnings (loss) per share ..................    48,894       41,724      (41,724)(K)      52,123
                                                             =========    =========        7,152 (K)   =========
                                                                                          (3,923)(L)

             See accompanying Notes to Unaudited Pro Forma Combined
                        Condensed Financial Statements.

                          NEWFIELD EXPLORATION COMPANY

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     AS OF SEPTEMBER 30, 2002
                                           -----------------------------------------------------------------------------------
                                                                          NOTES OFFERING         EEX MERGER
                                           HISTORICAL       HISTORICAL      PRO FORMA            PRO FORMA          PRO FORMA
                                            NEWFIELD           EEX          ADJUSTMENTS          ADJUSTMENTS        COMBINED
                                          -----------      -----------      -----------         ------------       -----------
                ASSETS

Current assets........................    $   145,723      $    42,904      $        --         $    14,203 (N)    $   202,830


Oil and gas properties................      2,688,078          912,764               --            (912,764)(O)      3,259,580
                                                                                                    571,502 (P)
Other.................................             --            8,609               --              (8,609)(Q)             --
Less - accumulated depreciation,
    depletion and amortization........     (1,257,592)        (399,280)              --             399,280 (O)(Q)  (1,257,592)
                                          -----------      -----------      -----------         -----------        -----------
Property, plant and equipment, net....      1,430,486          522,093               --              49,409          2,001,988
                                          -----------      -----------      -----------         -----------        -----------
Property, plant and equipment
    held for sale.....................             --               --               --              35,000 (P)         35,000
Other assets..........................         16,567            3,035            6,125 (M)           1,740 (Q)         25,132
                                                                                                     (2,335)(R)
                                          -----------      -----------      -----------         -----------        -----------
        Total assets..................    $ 1,592,776      $   568,032      $     6,125         $    98,017        $ 2,264,950
                                          ===========      ===========      ===========         ===========        ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities...................    $   148,014      $   283,369      $  (241,795)(M)     $    42,310 (S)    $   231,898(U)

Other liabilities.....................          8,493           12,281               --                 873 (T)         21,647
Commodity derivatives.................          2,596               --               --                  --              2,596
Long-term debt........................        360,665          128,036          247,920 (M)          23,019 (U)        759,640
Deferred taxes........................        203,578               --               --             (84,255)(V)        119,323
                                          -----------      -----------      -----------         -----------        -----------
        Total long-term liabilities...        575,332          140,317          247,920             (60,363)           903,206
                                          -----------      -----------      -----------         -----------        -----------

Minority interest third party.........             --            5,000               --              (4,545)(W)            455

Company-obligated, mandatorily
   redeemable, convertible preferred
   securities of Newfield Financial
   Trust .............................        143,750               --               --                  --            143,750

Stockholders' equity..................        725,680          139,346               --             120,615 (X)        985,641
                                          -----------      -----------      -----------         -----------        -----------
        Total liabilities and
           stockholders' equity.......    $ 1,592,776      $   568,032      $     6,125         $    98,017        $ 2,264,950
                                          ===========      ===========      ===========         ===========        ===========


             See accompanying Notes to Unaudited Pro Forma Combined
                        Condensed Financial Statements.

                          NEWFIELD EXPLORATION COMPANY
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


(A) To record the reversal of historical EEX exploration expense recorded in accordance with the successful efforts method of accounting for oil and gas activities. No such expense is recorded under the full cost method of accounting for oil and gas activities, which method is utilized by Newfield.


(B) To record the reversal of historical EEX depreciation, depletion and amortization expense recorded in accordance with the successful efforts method of accounting for oil and gas activities.

(C) To record pro forma depreciation, depletion and amortization expense in accordance with the full cost method of accounting for oil and gas activities based on the purchase price allocation to depreciable and depletable assets.

(D) To record the reversal of historical EEX impairment related to oil and gas properties recorded in accordance with Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The remaining $82 million impairment represents the historical EEX impairment charge for non oil and gas assets. Full cost ceiling tests were performed on a pro forma combined basis resulting in no incremental impairment of oil and gas properties for the period presented.

(E) To adjust EEX historical results of operations to reflect the discontinuance of its international operations, which occurred in 2002 prior to the Merger.

(F) To record the reversal of the historical EEX gain on the sales of oil and gas properties recorded in accordance with the successful efforts method of accounting for oil and gas activities. The remaining $0.3 million gain on sales of property, plant and equipment for the nine months ended September 30, 2002 relates to the sale of non oil and gas assets.

(G) To adjust EEX historical interest expense to reflect the reversal of amortization of historical debt issuance costs.

(H) To record the capitalization of interest based on the allocation of the purchase price to unproved oil and gas properties.

(I) To eliminate the historical EEX interest expense of approximately $8.4 million and $9.0 million for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively, related to EEX's credit facility and to reflect the interest expense which results from the issuance of the Notes with a stated interest rate of 8 3/8%. The Notes were issued at a discount of 0.832%. Interest expense also includes amortization of debt issuance costs and the Note discount over the term of the Notes.

                                                                                  NINE
                                                                              MONTHS ENDED            YEAR ENDED
                                                                              SEPTEMBER 30,          DECEMBER 31,
                                                                                  2002                   2001
                                                                              -------------          ------------
                                                                                         (IN THOUSANDS)

       Interest expense - $250 million senior subordinated notes........        $  15,703              $  20,937
       Amortization of note discount - senior subordinated notes........              111                    138
       Amortization of debt issuance costs - senior subordinated notes..              459                    613
                                                                                ---------              ---------
                                                                                $  16,273              $  21,688
                                                                                =========              =========

(J) To record income tax expense on the pro forma adjustments based on the applicable statutory tax rate of 35%.

(K) To reverse historical EEX common stock and reflect the issuance of 7.1 million shares of Newfield common stock.

(L) To adjust the weighted average number of shares outstanding for the calculation of diluted earnings per share to exclude the dilutive effect of the shares underlying Newfield's 6 1/2% quarterly income convertible trust preferred securities because to include such shares would have been antidilutive.

                          NEWFIELD EXPLORATION COMPANY
                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS--(CONTINUED)


(M) To reflect the issuance of the Notes (net of a discount of 0.832%) and the application of the net proceeds therefrom for the repayment of EEX debt that became due at the closing of the Merger and the adjustment associated with debt issuance costs related to the Notes.

(N) To increase historical EEX current assets related to a lawsuit settlement and insurance purchased as required by the terms of the Merger.

(O) To reverse historical EEX oil and gas property balances and the related accumulated depreciation, depletion and amortization recorded in accordance with the successful efforts method of accounting for oil and gas activities.

(P) To record the preliminary pro forma allocation of the purchase price of the acquisition of EEX including acquisition costs to oil and gas properties using the purchase method of accounting. The following is a calculation and allocation of purchase price to the acquired assets and liabilities based on their relative fair values:

       CALCULATION OF PURCHASE PRICE (IN THOUSANDS, EXCEPT PER SHARE):
       Shares of common stock issued...........................................................      7,152
           Newfield stock price................................................................  $  36.348
                                                                                                 ---------
           Fair value of stock issued..........................................................  $ 259,961
           Add:  Estimated merger costs (see Note S)...........................................     47,190
       Plus fair market value of liabilities assumed:
           Other liabilities...................................................................     51,047
           Debt................................................................................    384,691
                                                                                                 ---------
       Total purchase price for assets acquired................................................  $ 742,889
                                                                                                 =========

       ALLOCATION OF PURCHASE PRICE (IN THOUSANDS):
           Oil and gas properties..............................................................  $ 571,502
           Property, plant and equipment held for sale.........................................     35,000
           Deferred tax asset..................................................................     84,255
           Other assets........................................................................     52,132
                                                                                                 ---------
       Total...................................................................................  $ 742,889
                                                                                                 =========

       The Newfield stock price included in the table above is calculated based on the average of the closing prices of Newfield's common stock for the five day trading period around the announcement of the Merger.

(Q) To reclassify EEX historical furniture, fixtures and equipment and associated accumulated depreciation, depletion and amortization balances to conform to Newfield's presentation and adjust to fair value.

(R) To record the reversal of the capitalized debt issuance costs related to EEX's historical long-term debt.

(S) To accrue for merger costs, consisting primarily of severance costs, bankers' and other professional fees, and to reverse historical EEX preferred stock dividends payable, which were converted to shares of Newfield common stock in the Merger. Severance costs are based on the change in control provisions in EEX's employment contracts and employee plans. All such costs are included in the preliminary purchase price allocation (see Note P). Additionally, the restructuring activities to integrate the companies may result in asset rationalization and other activities. However, no adjustments have been made to the pro forma income statements for such costs.

(T) To increase historical EEX other liabilities by $0.9 million to adjust the pension and post-retirement benefit liabilities to estimated fair market value.

                          NEWFIELD EXPLORATION COMPANY
                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS--(CONTINUED)


(U) To record an increase in the estimated fair market value of an EEX forward gas sales obligation. Current maturities of long term debt included in pro forma combined current liabilities are $14.6 million.

(V) To record the pro forma deferred income tax effects of the Merger using the purchase method of accounting (see Note P).

(W) To adjust the historical EEX minority interest third party balance to fair market value in accordance with understandings with such third party.

(X) To record the pro forma adjustments to stockholder's equity using the purchase method of accounting. The adjustment amount is calculated as follows (in thousands):


           Fair value of stock issued, as calculated in Note P above...................    $ 259,961
               Less:  EEX historical shareholders' equity..............................      139,346
                                                                                           ---------
           Adjustment to stockholders' equity..........................................    $ 120,615
                                                                                           =========


(Y) Calculated by dividing income (loss) before discontinued operations, extraordinary items, cumulative effect of change in accounting principles and preferred stock dividends by the weighted average number of shares outstanding.

                          NEWFIELD EXPLORATION COMPANY

       UNAUDITED PRO FORMA COMBINED SUPPLEMENTARY OIL AND GAS DISCLOSURES

        The following pro forma estimated reserve quantities show the effect of the Merger as if it had occurred on December 31, 2001.

                                                                                   EEX
                                                                              DISPOSITIONS
                                          HISTORICAL          HISTORICAL        PRO FORMA          PRO FORMA        PRO FORMA
                                           NEWFIELD             EEX           ADJUSTMENTS(A)     ADJUSTMENTS(B)     COMBINED
                                          ----------          ----------      --------------     --------------    -----------
Proved:
    Oil and condensate (MBbls).......        36,342             14,560           (10,856)           (1,675)            38,171
    Gas (MMcf).......................       718,312            394,987               ---           (87,146)         1,026,153
        Total (MMcfe)................       936,364            482,347           (65,136)          (97,196)         1,256,379

Proved developed:
    Oil and condensate (MBbls).......        34,534              9,724            (6,644)           (1,209)            36,405
    Gas (MMcf).......................       662,879            310,884               ---           (50,894)           922,869
        Total (MMcfe)................       870,083            369,228           (39,864)          (58,148)         1,141,299

----------------------------------------

(A) To adjust EEX historical reserves for the discontinuance of its international operations, which occurred in 2002 prior to the Merger.

(B) Represents adjustments to EEX's reserves based on Newfield's estimate of EEX's reserves as of December 31, 2001. Newfield's estimates vary significantly from those of EEX.

                          NEWFIELD EXPLORATION COMPANY

       UNAUDITED PRO FORMA COMBINED SUPPLEMENTARY OIL AND GAS DISCLOSURES


         The following pro forma estimated standardized measure of discounted future net cash flows shows the effect of the Merger as if it had occurred on December 31, 2001.

                                                                                   EEX
                                                                              DISPOSITIONS
                                          HISTORICAL          HISTORICAL        PRO FORMA          PRO FORMA        PRO FORMA
                                           NEWFIELD             EEX           ADJUSTMENTS(A)     ADJUSTMENTS(B)     COMBINED
                                          ----------          ----------      --------------     --------------    -----------
                                                                              (IN THOUSANDS)

Future cash inflows..................   $  2,552,744      $  1,227,200        $   (194,400)       $   (220,367)     $  3,365,177
    Less related future:
        Production costs.............       (686,995)         (553,000)(C)         162,600 (C)         153,863          (923,532)
        Development and
           abandonment costs.........       (258,885)               --                  --             (63,253)         (322,138)
                                        ------------      ------------        ------------        ------------      ------------

Future net cash flows
    before income taxes..............      1,606,864           674,200             (31,800)           (129,757)        2,119,507

Future income tax expense............       (282,460)           (4,300)              4,300             (76,974)         (359,434)
                                        ------------      ------------        ------------        ------------      ------------
Future net cash flows
    before discount..................      1,324,404           669,900             (27,500)           (206,731)        1,760,073
10% annual discount for estimating
    timing of cash flows.............       (352,886)         (280,700)              5,500             115,904          (512,182)
                                        ------------      ------------        ------------        ------------      ------------
Standardized measure of discounted
    future net cash flows............   $    971,518      $    389,200        $    (22,000)       $    (90,827)     $  1,247,891
                                        ============      ============        ============        ============      ============

-------------------------------

(A) To adjust EEX historical reserves for the discontinuance of its international operations, which occurred in 2002 prior to the Merger.


(B) Represents adjustments attributable to EEX's reserves based on Newfield's estimate of EEX's reserves as of December 31, 2001. Newfield's estimates vary significantly from EEX's historical estimates.

(C)    Includes related future development costs.


         Newfield's estimate of EEX's proved oil and gas reserves at December 31, 2001 is approximately 23% less than EEX's historical estimate. Prior to the Merger, EEX disagreed with Newfield's estimate and believed that no adjustment was required with respect to its reported estimate of proved reserves at December 31, 2001. In general, an estimate of proved reserves depends on the availability of data needed to develop the estimate and on the experience and judgment of the reservoir engineer making the estimate. Estimating accumulations of oil and gas is complex. Estimates prepared by different persons may vary significantly because of the judgments made in interpreting the data.

                                  EXHIBIT INDEX


EXHIBIT NUMBER             DESCRIPTION
--------------             -----------

    23.1                   Consent of Ernst & Young LLP